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                                                                Exhibit No. 4(h)

                              SUB-ADVISORY CONTRACT

     Contract made as of May 5, 2000 between MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation, and PACIFIC INVESTMENT MANAGEMENT COMPANY ("Sub-Adviser"), a Delaware limited liability company (hereafter referred to as the "Contract").

                                    RECITALS

     (1) Mitchell Hutchins has entered into an Investment Advisory and Administration Contract dated April 21, 1988, as supplemented by an Investment Advisory and Administration Fee Agreement dated May 1, 1989, ("Advisory Contract") with Mitchell Hutchins Series Trust (formerly named PaineWebber Series Trust) ("Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

     (2) The Trust offers for public sale distinct series of shares of beneficial interest, including a series of shares of the Trust known as Strategic Fixed Income Portfolio (formerly named Government Portfolio) ("Portfolio");

     (3) Under the Advisory Contract, Mitchell Hutchins has agreed to provide certain investment advisory and administrative services to the Portfolio;

     (4) The Advisory Contract permits Mitchell Hutchins to delegate certain of it duties as investment adviser thereunder to a sub-adviser;

     (5) Mitchell Hutchins wishes to retain the Sub-Adviser to furnish certain investment advisory services to Mitchell Hutchins and the Portfolio; and

     (6)  The Sub-Adviser is willing to furnish those services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Mitchell Hutchins and the Sub-Adviser agree as follows:


     1. APPOINTMENT. Mitchell Hutchins hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Contract. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.   DUTIES AS SUB-ADVISER.

     (a) Subject to the supervision and direction of the Trust's Board of Trustees ("Board") and review by Mitchell Hutchins, and any written guidelines adopted by the Board of Mitchell Hutchins, the Sub-Adviser will provide a continuous investment program for the Portfolio, including investment research and management. The Sub-Adviser may from time to time seek research assistance and may rely upon resources available to it through its affiliated companies to the extent such actions would not constitute an "assignment" for purposes of the 1940 Act but in no case shall such assistance and/or reliance relive the Sub-Adviser of any if its
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obligations hereunder, nor shall the Portfolio or Mitchell Hutchins be responsible for any additional fees or expenses hereunder as a result. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Portfolio. The Sub-Adviser understands that the Portfolio's assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended ("Code"). The Sub-Adviser will provide services under this Contract in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Fund's Prospectus and in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement").

     (b) The Sub-Adviser agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determination in good faith that such commission is reasonable in terms erms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to Mitchell Hutchins or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as t price and amount among all such accounts in a manner believed to be equitable over time to each account. Mitchell Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio.

     (c) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

     (d) At such times as shall be reasonably requested by the Board or Mitchell Hutchins, the Sub-Adviser will provide the Board and Mitchell Hutchins with economic and investment analyses and reports as well as quarterly reports setting forth the Portfolio's performance and


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make available to the Board and Mitchell Hutchins any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

     (e) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from a party(ies) independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. FURTHER DUTIES. In all matter relating to the performance of this Contract, the Sub-Adviser will act in conformity with the Trust's Declaration of Trust, By-Laws and Registration Statement and with the written instructions and written directions of the Board and Mitchell Hutchins; and will comply with the requirement of the of the 1940 Act, and the Investment Advisers Act of 1940, as amended ("Advisers Act") and the rules under under each, Subchapter M of the Code as applicable to regulated investment companies, the diversifications requirements application to the Portfolio under Section 817(h) of the Code and all other federal and state laws and regulations applicable to the Trust and the Portfolio. Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Trust's Declaration of the Trust, By-Laws, Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become with any document, instruction, or guidelines produced by the Trust or Mitchell Hutchins shall not arise until it has been delivered to the Sub-Adviser. Any changes to the objectives, policies or restrictions will make due allowance for time with which the Sub-Adviser shall have to come into compliance.

     4. EXPENSES. During the term of this Contract, the Sub-Adviser will bear all expenses incurred by it in connection with its service under this Contract. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or Mitchell Hutchins.

     5.   COMPENSATION

     (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Contract, Mitchell Hutchins, and not the Portfolio, will pay the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.25% of the Portfolio's average daily net assets (computed in the manner specified in the Advisory Contract), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed.

     (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

     (c) For those periods in which Mitchell Hutchins has agreed to waive all or a portion of its management fee, Mitchell Hutchins may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

     (d) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such


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month to the date of termination, as the case may be, shall be pro-rated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

     6. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by Mitchell Hutchins in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATION OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

     (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Contract;
(iii) has met, and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by the Contract; and (v) will promptly notify Mitchell Hutchins of the occurrance of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Mitchell Hutchins and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Contract is in effect, the president or a vice-president of the Sub-Adviser shall certify to Mitchell Hutchins that the Sub-Adviser has compiled with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Mitchell Hutchins, the Sub-Adviser shall permit Mitchell Hutchins, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevent to the Sub-Adviser's code of ethics.

     (c) The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission ("SEC"), and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.

     (d) The Sub-Adviser shall provide notice to Mitchell Hutchins within a reasonable time after being informed or learning of the death or withdrawl of any of its partners, upon the admission of any new partners or upon any other change in its membership.


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     (e)  The Sub-Adviser will notify Mitchell Hutchins of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change.

     (f) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, Mitchell Hutchins or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of Mitchell Hutchins.

     8.   REPRESENTATION OF MITCHELL HUTCHINS. Mitchell Hutchins represents that
(i) the Trust was duly organized as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts, (ii) the appointment of the Sub-Adviser has been duly authorized and (iii) the Trust has acted and will continue to act in conformity with the 1940 Act and other applicable laws.

     9. SERVICES NOT EXCLUSIVE. The Sub-Adviser may act as an investment adviser to any other person, firm or corporation and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Sub-Adviser to or with the Trust, Portfolio or Mitchell Hutchins or deemed to violate or give rise to any duty or obligation of the Sub-Adviser to the Trust, Portfolio or Mitchell Hutchins except as otherwise imposed by law or by this Contract.

     10.  DURATION AND TERMINATION

     (a) This Contract shall become effective upon the date first above written, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities.

    (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually: (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

     (c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Sub-Adviser. This Contract may also be terminated, without the payment of any penalty, by Mitchell Hutchins: (i) upon 120 days' written notice to the Sub-Adviser; (ii) immediately upon material breach by the


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Sub-Adviser of any of the representations and warranties set forth in Paragraph
7 of this Contract; or (iii) immediately if, in the reasonable judgement of Mitchell Hutchins, the Sub-Adviser becomes unable to discharge its duties and obligations under this Contract, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Contract at any time, without the payment of any penalty, on 120 days' written notice to Mitchell Hutchins. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract as it relates to the Portfolio.

     11. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. No amendment of this Contract shall be effective until approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, and (ii) by a vote of a majority of the Portfolio's outstanding voting securities (unless in the case of (ii), the Trust receives an SEC order or no-action letter permitting it to modify the Contract without such vote).

     12. GOVERNING LAW. This Contract shall be construed in accordance with the 1940 Act and the laws if the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     13. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliate person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect if such rule, regulation or order. This Contract may be signed in counterpart.

     14. NOTICES. Any written notice herein required to be given the Sub-Adviser or Mitchell Hutchins shall be deemed to have been given upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail - return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. O'Donnell, Deputy General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Senior Counsel.


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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


Attest:                                  MITCHELL HUTCHINS ASSET MANAGEMENT INC.
                                             51 West 52nd Street
                                             New York, New York 10019-6114

By: /s/ Andrew S. Novak                      By: /s/ Dianne E. O'Donnell
    -------------------                          -----------------------
Name:   Andrew S. Novak                      Name:  Dianne E. O'Donnell
Title:  Vice President                       Title: Senior Vice President

Attest:                                PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
                                             840 Newport Center Drive, Suite 300
                                             Newport Beach, California 92660

By: /s/ Melissa Fejdasz                      By: /s/ William R. Benz, II
    -------------------                          -----------------------
Name:   Melissa Fejdasz                      Name:  William R. Benz, II
Title:  Senior Paralegal                     Title: Managing Director


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